Consigned Management Service Agreement

by and among

Daqing Qingkelong Chain Commerce & Trade Co., Ltd.

Speedy Brilliant (Daqing) Consulting Company Limited

and

The Shareholders of Daqing Qingkelong Chain Commerce & Trade Co., Ltd.

March 28th , 2008

Consigned Management Agreement

Consigned Management Service Agreement

This Consigned Management Service Agreement (“this Agreement”) is executed on March 28th, 2008 in Daqing, PRC, among the following Parties:

(1)
Daqing Qingkelong Chain Commerce & Trade Co., Ltd. (hereinafter called “Party A”) is a limited liability company, duly incorporated in Daqing, Heilongjiang Province, People’s Republic of China (“PRC”), whose legal address is: Jing Qi Street, Dongfengxin Village, Sa’ertu District, Daqing City.

(2)
Speedy Brilliant (Daqing) Consulting Company Limited (hereinafter referred to as “Party B”) is a wholly foreign-owned enterprise (“WFOE”) duly incorporated in Daqing, Heilongjiang Province, PRC, whose legal address is: No.1-9, Hubin Community, Gaoxin District, Daqing.

(3)	All of the shareholders of Daqing Qingkelong Chain Commerce & Trade Co., Ltd. (hereinafter collectively called the “Shareholders”).

Name of Each Shareholder	Shareholding Ratio (%)	ID Card No.	Contact Address
Wang Zhuangyi	66.08	230602600102341	Suite 2-801, No.107 of Shidailijing, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Wang Shuai	15.95	23060219850921711X	Suite 2-801, No.107 of Shidailijing, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Zheng Limin	10.82	23060219631013342X	Suite 2-801, No.107 of Shidailijing, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Teng Wenbin	1.36	230603690523211	Suite 2-103, No.72-1 of Wolitun Street, Long Feng District, Daqing, Heilongjiang, 163000
Li Zhongfen	1.36	230602591111312	Suite 1-502, No.2-4 o f Yuanyuan Community, Ranghu Road, Daqing, Heilongjiang, 163000
Feng Shuxia	1.30	230822196811135825	Suite 5-102, No.3-48 of WanBao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Zhang Yueping	0.54	230602197110256227	Suite 1-202, No.2-20 of Shengxin Community, Ranghu District, Daqing, Heilongjiang, 163314
Li Xiaoqiu	0.54	230602640924002	Suite 6-101, No.5-15 of Weijiu Road, Sa’ertu District, Daqing, Heilongjiang, 163311
Fan Xishuang	0.41	230604631206082	Suite 1-602, No.B-14 of Liminghe Community, Sa’ertu District, Daqing, Heilongjiang, 163311
Wei Chuanyu	0.33	232332196607210936	Suite 5-201, No.3-48 of Wanbao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Han Jinhong	0.30	372922197004268712	Suite 5-202, No.3-48 of Wanbao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Zhang Lihui	0.27	230602601029081	Suite 1-301, Xincun HB Community, Sa’ertu District, Daqing, Heilongjiang, 163311
Ding Yinxia	0.27	230623197404180047	Single Community, Sa’ertu District, Daqing, Heilongjiang, 163311
Wang Yan	0.11	230602700212081	Suite 5-402, No.56-1 of Ka’er Jiali Road, Sa’ertu District, Daqing, Heilongjiang, 163311
Li Jing	0.08	230602197606075163	Suite 2-502, No.2-15 of Sa’ertu Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Wang Shuchang	0.05	232325196908203234	Suite 2-204, No.3-56 of Wanbao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Cai Yingli	0.05	23070197506250224	No.3 Group, Donglinwei, Tielin Street, Xinqing District, Yichun, Heilongjiang, 153000
Zhang Xueying	0.05	230606197207260025	Suite 3-11, No.41 Xiang, Longhua Road, Longfeng District, Daqing, Heilongjiang, 163711
Yao Li	0.03	232623197812290028	Suite 2-102, No.10-18 of Tianhe Community, Wei’er Road, Sa’ertu District, Daqing, Heilongjiang, 163311
Su Zhongbo	0.03	232302681208042	Suite 8-502, No.5-22 of Weijiu Road, Sa’ertu District, Daqing, Heilongjiang, 163311
Wang Zhanfu	0.03	230119780829433	Suite 1-301, No.3-47 of Wanbao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Lu Anwen	0.03	230602790327402	Suite 6-501, No.S-05 of Lvcejiayuan, Weishiyi Road, Sa’ertu District, Daqing, Heilongjiang, 163311

(Party A, Party B and the Shareholders are referred to collectively in this agreement as the “Parties” and individually as “a Party” or “each Party”.)

Consigned Management Agreement

WHEREAS:

(1)
Party A’s business scope is as follows: the sale of chemical products (excluding dangerous chemicals and flammable and explosive articles, and poisons), electrical equipment, furniture, arts and crafts, housewares, local special products, construction materials, decoration materials, flowers, and photographs. Party A also provides tailoring, laundry services and food processing (see Health Permit Sa Wei Shi Zi (2006) No. 1239) and distributes audio-visual products, books and magazines, vegetables, fruits, clothing, shoes and hats, electromechanical products (excluding motor vehicles), jewelry, and computer and telecommunications equipment. Party A is also engaged in the business of food packaging and food retail (see Health Permit Sa Wei Shi Zi (2006) No. 1239), cigar and cigarette retail (see Tobacco Monopoly Retail License 0601000188, valid until December 31st, 2008), and store and house leasing;

(2)
Party B is engaged in the general business of providing consultancy services in commercial information, consigned management, and the transfer, consultancy, and other services relating to technology, and Party B is possessed of advanced management capacity and resources;

(3)	The Parties agree that Party A shall consign to Party B the management of all of its business, finances and human resources;

(4)	The Shareholders hold 100% of the equity interests in Party A.

NOW THEREFORE, the Parties hereby agree through friendly negotiation as follows:

Article 1 Definition

1.1 “PRC” refers to the People’s Republic of China, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province;

1.2 “PRC Laws” refers to all PRC laws, administrative regulations and government rules in effect;

1.3 “RMB” refers to the legal currency within the PRC;

1.4 “Party A Staff” refers to the senior management staff of Party A and the manager of each supermarket or store;

Consigned Management Agreement

1.5 “Consigned Management Service Fee” or “Consideration” refers to the consideration as defined in Article 3.1 and paid to Party B by Party A.

Article 2 Contents of Consigned Management Services

2.1 Accounting Management Service

2.1.1 Goal

Achieve scientific management of the accounting system of Party A.

2.1.2 Contents of the Services
2.1.2.1 Provide information on financial and economic achievement analysis;
2.1.2.2 Conduct business instruction to improve budget management and counsel on business operation;
2.1.2.3 Coordinate the use of operating cash, adjust the capital structure, accelerate the turnover of cash flow, and effectively control financial risks;
2.1.2.4 Arrange internal and outside audit services;
2.1.2.5 Pursuant to the requirements of the class-evaluation system, provide optimal management proposals and consultancy services as to financial management;
2.1.2.6 Provide working cost management consulting services.

2.2 Business Management Services

2.2.1 Goal

Provide services relating to store management and staff training so as to enhance the professional management and eventually promote the economic achievements of Party A.

2.2.2 Contents

2.2.2.1 Training to Party A Staff

(1) Training shall be conducted every month within the consigned term, and Party B shall notify Party A of the timetable, contents of services, and lecturers of training fifteen days (15) prior to the training. In the event of the staff members of Party A failing to take part in the training and to designate another employee to attend the class, Party A shall present the written proof five days before the training to Party B for such absence; otherwise it shall be treated as attendance of training class and Party A shall bear the relevant training cost. Both Party A and Party B shall be entitled to adjust the frequency of the training according to the business operations of Party A.

Consigned Management Agreement

(2) Contents of Training
Training covers the following 12 aspects of store management: procurement, business management, management of fresh foods, classification and display of goods, marketing, group purchase, market research, supermarket infrastructure, management of equipment and facilities, loss prevention, skills for handling customer complaints, staff training and assessment system. Party B shall update and adjust the contents of the training in accordance with the practical requirements of Party A and conduct a case study on domestic and foreign supermarkets.

2.2.2.2 Management of Stores

(1) Party B shall appoint professionals to take part in the management of Party A and reform departmental classification. Party B will from time to time present suggestions on departmental classification in accordance with the practical requirements of Party A;
(2) Party B shall give suggestions on the appointment of a head of each departmentôand on clarifying job duties and responsibilities;
(3) Party B shall provide suggestions on the decoration of stores, the position of goods on shelves, shelf display and selling mechanisms;
(4) Party B shall establish a customer service department, which will deal with matters relating to customer complaints and service;
(5) Party B shall set up a system of procurement control and quality control, and periodically conduct quality examinations on goods;
(6) Party B shall assist Party A with marketing strategies, and conduct research on marketing activities so as to provide suggestion on such activities;
(7) Party B shall provide training to the employees of Party A, including without limitation training as to professional operating procedures, the display of merchandise, the commodity procurement process, etc.;
(8) Party B shall assist Party A in negotiating with major customers upon request of Party A.

2.3 Advertising and Development Services

2.3.1 Target

Improve the reputation of Party A in the supermarket sector by means of an advertising plan, and increase market share by establishing new supermarket stores.

2.3.2 Contents of Service

Consigned Management Agreement

2.3.2.1 Advertising Services
(1) Provide detailed and practical marketing plans for Party A and adjust from time to time in accordance based on the effects of such plans;
(2) Assist Party A in selecting suitable advertising companies for the promotion and advertising of its brand image;
(3) Assist Party A in communications with advertising companies on behalf of Party A, and determine the details of the advertising plan;
(4) Promptly report to Party A in detail with respect to the achievement and effect of the advertising.

2.3.2.2 Development Services
(1) Conduct research on the market and provide suggestions on the selection of location of new stores and the distribution of supermarkets;
(2) Conduct research on the competitors of Party A, and provide related competition strategies;
(3) Conduct research on the impressions of customers, and provide suggestions for perfection of customer services in accordance with the results of that research.

2.4 Human Resources Management Services

2.4.1 Target:

Achieve the proper distribution of human resources, maintain the stability of the management team, and stimulate the employees to positively work so as to increase economic achievement.

2.4.2 Contents

2.4.2.1 Recommend and nominate candidates for senior management staff positions of Party A, its wholly-owned supermarkets and all subsidiaries. Party A shall appoint such candidates in accordance with the requirement of each position;
2.4.2.2 Assist in perfecting organizational structure to improve management;
2.4.2.3 Establish a labor management system for Party A, including without limitation employment policies, training, a system of leaves and vacations, overtime work, resignation, dismissal, etc.;
2.4.2.4 Complete the employee salary system including for senior management staff;
2.4.2.5 Assist in completing the working effectiveness assessment system for employees and perfect the salary incentive system;
2.4.2.6 Provide training of labor management to the workers in the human resources department of Party A;
2.4.2.7 Provide consultancy services to Party A relating to labor policies and social insurance;
2.4.2.8 Assist Party A in standardizing the management of human resources and establishment of related systems.

Consigned Management Agreement

2.5 Internal Control Services

Party B shall assist Party A in establishing internal control systems and provide counseling on the following systems:

(1) System for use of company seals;
(2) System for collection of bills and checks;
(3) Budgeting management system;
(4)Asset management system;
(5)Quality management system;
(6) Authorization and agency system;
(7) Management system of subsidiaries of Party A.

Article 3 Consigned Management Service Fee

3.1 Party A shall pay the Consigned Management Service Fee, equal to 4.5û of its total revenue as the Consideration for services provided by Party B as set forth in Article 2 hereof.

3.2 Party A shall pay to Party B the last year’s Consigned Management Services Fee before January 31st of each year.

3.3 Party B shall be entitled to request in writing that Party A adjust the Consideration in accordance with the quantity and quality of the consigned services. The Parties shall positively negotiate with each other in respect of the Consigned Management Service Fee, and Party A shall agree with such adjustment.

Article 4 Warranties and Undertakings by Party A

4.1 Within the term of this Agreement, Party B shall be the entity exclusively appointed by Party A to provide the services as set forth in Article 2 hereunder, and Party A shall not appoint any other entities to provide to Party A (including its branches and subsidiaries) any services the same as or similar to those services described in Article 2 hereof.

4.2 Without the prior written consent of Party B, Party A (including its branches and subsidiaries) shall not change its business target.

Consigned Management Agreement

4.3 Without the prior written consent of Party B, Party A (including its branches and subsidiaries) shall not change its systems and policies regarding business operations, management and finance.

4.4 Without the prior written consent of Party B, Party A shall not change its internal control system.

4.5 Without the prior written consent of Party B, Party A shall not change its internal organization.

4.6 Without the prior written consent of Party B, Party A shall not replace any senior management staff (including the senior management staff of its branches and subsidiaries).

4.7 Party A will provide information to Party B regarding the business operations, management and finances of Party A (including its branches and subsidiaries).

4.8 Party A will promptly and proactively notify Party B of any matters that adversely affect Party A.

4.9 Party A will give full cooperation to Party B, and provide assistance and convenience to Party B for its on-site work, and shall not hinder Party B from providing services as set forth in Article 2 hereof.

4.10 Party A will promptly make full payment of the Consigned Management Services Fee to Party B in accordance with the provisions hereof.

4.11Without the prior written consent by Party B, Party A shall not commit any act or omission that would materially affect Party B’s rights and interests hereunder.

Article 5 Warrants and Undertakings by Party B

5.1 Party B shall take advantage of its capacity and resources to provide the services as stipulated in Article 2 hereunder.

5.2 Party B shall timely adjust and complete the services in accordance with practical requests from Party A.

5.3 In the event that Party B intends to provide services to any other entities engaged in business similar to that of Party A, it shall give prior notice to Party A and strictly keep the confidential information obtained during the course of providing services to Party A .

Consigned Management Agreement

5.4 Party B shall accept any reasonable suggestions from Party A during the course of providing services to Party A.

Article 6 Guaranty

6.1 To secure the performance of the obligations assumed by Party A hereunder, Shareholders agree to pledge all their equity interests in Party A to Party B, and the Parties agree to execute an equity pledge agreement with respect thereto.

Article 7 Taxes and Expenses

7.1 The Parties shall pay, in accordance with relevant PRC laws and regulations, their respective taxes arising from the execution and performance of this Agreement.

Article 8 Assignment of the Agreement

8.1 Party A shall not transfer part or all its rights and obligations under this Agreement to any third party without the prior written consent of Party B.

8.2 The Parties agree that Party B shall be entitled to transfer, at its own discretion, any or all of its rights and obligations under this Agreement to any third party upon six (6) days’ written notice to Party A.

Article 9 Liability of Breach

9.1 If Party A fails to duly pay the Consigned Management Service Fee in accordance with the provisions of Article 3 hereunder, then Party A shall pay liquidated damages per day equal to 0.03% of the unpaid Consideration which falls due; if any delay of payment amounts to sixty (60) days, then Party B shall be entitled to exercise the right of pledge under the equity pledge agreement.

9.2 If Party A violates its representations and warranties hereunder and fails to redress such violation within sixty (60) days upon receipt of written notice from Party B, Party B shall be entitled to exercise the right of pledge under the equity pledge agreement.

9.3 If Party B is in non-performance, or incomplete performance, of this Agreement, or is otherwise in default of any of its representations and warranties hereunder, Party A shall be entitled to request Party B to redress its default.

Article 10 Effect, Modification and Cancellation

10.1 This Agreement shall take effect on the date of execution hereof, and the valid term hereof shall be expired upon the date of completion of the acquisition of the assets or the equity of Party A by Party B or its designated third party.

Consigned Management Agreement

10.2 The modification of this Agreement shall not be effective without written agreement through negotiation. If the Parties do not reach an agreement, this Agreement remains effective.

10.3 This Agreement shall not be discharged or canceled without written agreement through negotiation, provided that Party A may, by giving thirty days’ prior notice to the other Parties hereto, terminate this Agreement.

10.4 If Party B fails to provide the loan in accordance with the Loan Agreement signed between Party B and the Shareholders on March 28th, 2008, this Agreement shall be automatically terminated.

Article 11 Confidentiality

11.1 Any information, documents, data and all other materials (herein “Confidential Information”) arising out of the negotiation, signing, and implementation of this Agreement, shall be kept in strict confidence by the Parties. Without the written approval of the other Parties, no Party shall disclose to any third party any Confidential Information, but the following circumstances shall be excluded:
(1) Material that is known or may be known by the Public (but not including materials disclosed by each Party receiving the Confidential Information);
(2) Materials required to be disclosed subject to applicable laws or rules or provisions of a stock exchange; or
(3) Materials disclosed by each Party to its legal or financial consultant relating to the transaction of this Agreement, and this legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of the Confidential Information by staff or a consignee of any Party shall be deemed the disclosure of such Confidential Information by such Party, and such Party shall bear the liabilities for breaching the contract. This Clause shall survive whether this Agreement is invalid, amended, revoked, terminated or unable to be implemented for any reason.

11.2 If this Agreement is terminated or becomes invalid or unenforceable, the validity and enforceability of Article 11 shall not be affected or impaired.

Article 12 Force Majeure

12.1 “Force Majeure” refers to any event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquakes, floods or fires), government acts, strikes or riots.

12.2 If an event of force majeure occurs, any of the Parties that is prevented from performing its obligations under this Agreement by an event of force majeure shall notify the other Parties without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event, shall take appropriate measures to minimize or remove the negative effects of force majeure on the other Parties and shall not assume the liabilities for breaching this Agreement. The Parties shall continue performing this Agreement after the event of force majeure disappears.

Consigned Management Agreement

Article 13 Governing Law and Dispute Resolution

13.1 The effectiveness, interpretation, implementation and dispute resolution related to this Agreement shall be governed under PRC Laws.

13.2 Any dispute arising out of this Agreement shall be resolved by the Parties through mutual negotiation. If the Parties cannot reach an agreement within thirty (30) days from the date on which the dispute is brought forward, each Party may submit the dispute to the Beijing Arbitration Commission for arbitration under its applicable rules, and the language of arbitration proceedings shall be Chinese. The arbitration award shall be final and binding upon both parties.

13.3 During the process of dispute resolution, the Parties shall continue to perform other terms under this Agreement, except for the provisions subject to the dispute resolution.

Article 14 Miscellaneous

14.1 The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters hereof and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

14.2 This Agreement shall bind and benefit the successor of each Party and any transferee permitted hereunder with the same rights and obligations as if such successor or transferee were an original party hereto.

14.3 Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: 5 business days after deposit in the mail; (2) personal delivery and fax: 2 business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery:

Party A:
Contact person: Zhuangyi Wang
Address: Jing Qi Street, Dongfeng Xincun, Sa’er Tu District, Daqing, PRC 163311
Tel: 86-459-460-7825  Fax: 86-459-4607015

Party B:
Contact person: Yueping Zhang
Address: Hubin No.1-9, Hi-tech Zone, Daqing, 163312
Tel: 86-459-460-7987  Fax: 86-459-4607380

Consigned Management Agreement

 The Representative designated by the Shareholders
Contact person: Zhuangyi Wang
Address: Jing Qi Street, Dongfeng Xincun, Sa’er Tu District, Daqing, PRC 163311
Tel: 86-459-4607825  Fax: 86-459-4607015

14.4 This Agreement is executed in 24 originals with each party holding one original, and each of the originals shall be equally valid and authentic.

[Signature Page Follows]

Consigned Management Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Party A Daqing Qingkelong Chain Commerce&Trade Co. Ltd.
Legal Representative: Wang Zhuangyi
Signature and Company seal:

Party B Speedy Brilliant (Daqing) Consulting Company Limited
Legal Representative: Wang Zhuangyi
Signature and Company Seal:

Shareholders

Name of the Shareholders	Signature	Name of the Shareholders	Signature
Wang Zhuangyi		Zhang Lihui
Wang Shuai		Ding Yinxia
Zheng Limin		Wang Yan
Teng Wenbin		Li Jing
Li Zhongfen		Wang Shuchang
Feng Shuxia		Cai Yingli
Zhang Yueping		Zhang Xueying
Li Xiaoqiu		Yao Li
Fan Xishuang		Su Zhongbo
Wei Chuanyu		Wang Zhanfu
Han Jinhong		Lu Anwen